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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 26, 2000 in the Registration Statement (Form S-1) and related Prospectus of Selectica, Inc. for the registration of 4,600,000 shares of its common stock. We also consent to the incorporation by reference therein of our report dated May 26, 2000 with respect to the consolidated financial statements and schedule of Selectica, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.

Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                           /s/ ERNST & YOUNG LLP

San Jose, California
July 25, 2000